Exhibit 99.1

Agenus Completes XOMA Antibody Manufacturing Pilot Plant Acquisition

LEXINGTON, Mass – January 4, 2016 - Agenus Inc. (NASDAQ: AGEN), an immunotherapy company developing innovative treatments for patients with cancer, announced today that it has completed the previously announced acquisition of XOMA Corporation’s (NASDAQ: XOMA) antibody manufacturing pilot plant and capabilities. XOMA’s experienced chemistry, manufacturing, and controls (CMC) team has joined Agenus and will continue to operate the facility. This pilot plant will enable the company to manufacture checkpoint modulator (CPM) antibodies for its own programs and those of its collaborators. The facility is expected to provide Agenus’ antibody supply requirements through clinical proof-of-concept studies.

“By having this in-house capability, we will reduce our dependence on outside CMOs, and will benefit from higher quality outcomes. This acquisition, along with our significant antibody discovery and optimization capabilities and access to state-of-the-art cell line development, should provide us with key advantages in ensuring speed and quality in our product development efforts,” said Garo Armen, Ph.D., Chairman and CEO of Agenus. “We look forward to working with the new CMC team and welcoming them to the company.”

Agenus’ CPM discovery capabilities now include a broad and complementary suite of technologies, including a phage display library exclusively licensed from IONTAS, Agenus’ mammalian Retrocyte Display™, and the SECANT® yeast display platforms, as well as a cell line development technology acquired from Selexis. These technologies, combined with the new GMP manufacturing facility, are expected to result in greater overall efficiencies and faster, improved product development and manufacturing at significantly reduced costs. Agenus’ development capabilities should allow the company to scale-up candidate production and to expand its pipeline of CPMs, leading to additional partnership opportunities.

Under the terms of the agreement with XOMA, Agenus paid $5.0 million in cash and $500,000 in shares of Agenus common stock at closing, with an additional $500,000 in shares of Agenus common stock payable at a later date. In addition to the new manufacturing facility and the team of qualified CMC professionals, Agenus also gained access to certain XOMA technologies. Agenus expects to realize substantial cost savings from the new manufacturing pilot plant as compared to engaging third party contract manufacturers.

About Agenus

Agenus is an immunotherapy company focused on the discovery and development of revolutionary new treatments that engage the body’s immune system to benefit patients suffering from cancer. By combining multiple powerful platforms, Agenus has established a highly integrated approach to target identification and validation, and for the discovery, development and manufacturing of monoclonal antibodies that modulate targets of interest. The company’s broad portfolio of novel checkpoint modulator and other immuno-modulatory monoclonal antibodies, vaccines and adjuvants, work in combination to provide the opportunity to create best-in-class therapeutic regimens. Agenus’ heat shock protein-based vaccine, Prophage™, has successfully completed Phase 2 studies in newly-diagnosed glioblastoma. The company is collaborating with Merck and Incyte to discover and develop multiple checkpoint modulators. For more information, please visit www.agenusbio.com; information that may be important to investors will be routinely posted on our website.

Forward-Looking Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding Agenus’ ability to continue operation of the manufacturing facility, rapidly manufacture its own antibody supply requirements through clinical proof-of-concept studies, reduce dependence on outside CMOs, increase efficiencies, improve product development, scale-up production, improve flexibility, avoid manufacturing scheduling delays, reduce manufacturing costs and establish additional partnership opportunities. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of Agenus’ Form 10-Q filed with the Securities and Exchange Commission on November 4, 2015. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Contacts:

Agenus:

Agenus Inc.

Michelle Linn

774-696-3803

michelle.linn@agenusbio.com

Media:

Brad Miles

BMC Communications

646-513-3125

bmiles@bmccommunications.com

Investors:

Andrea Rabney

Argot Partners

212-600-1902

andrea@argotpartners.com